Exhibit 3.2

NASH-FINCH COMPANY BYLAWS
(As Amended May 20, 2008)

ARTICLE I
STOCK

1. Shares of the Company’s stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Company shall be numbered in the order in which they are issued, and shall be entered in the books of the Company as they are issued. Each certificate shall exhibit the holder’s name and the number of shares and shall be signed by the Chief Executive Officer, President or any corporate Vice President and by the Secretary or an Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles.

2. Transfer of shares of the Company’s stock shall be made only on the books of the Company and may be authorized only by the record holder of such shares, or his legal representative or duly authorized attorney-in-fact, and, in the case of shares represented by a certificate, upon surrender of the certificate for cancellation.

3. Stock of the Company which shall have been purchased by it and held in the treasury shall be subject to disposal by the Board of Directors, but, while held by the Company, shall not be voted, nor shall it participate in the dividends or profits of the Company; provided that such stock may participate in any stock split in the form of a stock dividend.

ARTICLE II
STOCKHOLDERS AND STOCKHOLDERS MEETINGS

1. The annual meeting of the stockholders of this Company for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held at such date, time and place, either within or outside the State of Delaware, as may be designated by resolution of the Board of Directors from time to time and stated in the notice of the meeting.

2. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. Any question coming before a meeting at which a quorum is present shall be decided by a majority vote of the stock issued and outstanding and entitled to vote thereat, then present in person or represented by proxy, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

3. At any meeting of the stockholders each stockholder shall be entitled to one vote in person or by written proxy for each share of the capital stock having voting power held by such stockholder.

4. Written or printed notice of an annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the Company not less than 20 days nor more than 60 days before the date of meeting.

5. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the county where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

6. At an annual meeting of stockholders, only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Article III, Section 6) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Article II, Section 6 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Article II, Section 6.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder (other than nominations for election to the Board of Directors, which must comply with the provisions of Article III, Section 6), the stockholder must have given timely notice in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, and the name and record address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice, (A) the class, series and number of all shares of the Company’s stock which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company; (iv) a description of all agreements, arrangements, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including any anticipated benefit to the stockholder there from; (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated there under. For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act.

Notwithstanding anything in these bylaws to the contrary, no business (other than nominations for election to the Board of Directors, which must comply with the provisions of Article III, Section 6) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 6; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II, Section 6 shall be deemed to preclude discussion by any stockholder of any such business. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time only by the Board Chair or the President or by an affirmative vote of two-thirds (2/3) of the full Board of Directors at any regular or special meeting of the Board of Directors called for that purpose.

8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

9. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of such meeting, to each stockholder entitled to vote at such meeting.

10. No action shall be taken by the stockholders except in an annual or special meeting as provided for in this Article II.

ARTICLE III
DIRECTORS

1. The number of directors shall be not less than seven (7) nor more than twelve (12) in number, which number shall be determined by the Board of Directors from time to time. At each annual meeting of stockholders from and after the annual meeting of stockholders to be held in 2008, each director shall hold office for a term expiring at the next annual meeting of stockholders to be held in the year following the year of their election, with such director to hold office until his or her successor is elected and qualified. Directors shall hold office until the expiration of the terms for which they were elected and qualified; provided, however, that a director may be removed from office at any time but only (i) for cause, and (ii) then upon the affirmative vote of the holders of three-fourths (3/4) of all outstanding shares entitled to vote.

2. If the office of any director or directors becomes vacant by reason of death, resignation, or retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the remaining directors, though less than a quorum, at a meeting called for that purpose, may choose a successor or successors, or a new director or directors in the event of an increase in the number of directors, who shall hold office until the next annual meeting of stockholders or until a successor shall be elected and shall qualify.

3. In addition to the powers and authorities by these bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

4. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

5. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a director to serve as Board Chair. The director so elected shall not, by virtue of such election, be deemed to be an officer of the Company pursuant to Article VI hereof. An officer of the Company, elected by the Board of Directors under the provisions of said Article VI, however, may be elected to serve as the Board Chair. The Board Chair shall preside at all meetings of the stockholders and Board of Directors and otherwise shall have such duties and responsibilities as may be assigned from time to time by the Board of Directors. During the absence or disability of the Board Chair, the Board of Directors shall designate another director to discharge the duties of the Board Chair.

6. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section Article III, Section 6 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) who complies with the notice procedures set forth in this Article III, Section 6.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class, series and number of all shares of stock of the Company which are owned by such person, (B) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Company; (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated there under; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder; (ii) (A) the class, series and number of all shares of stock of the Company which are owned by such stockholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company; (iii) a description of all agreements, arrangements, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder in such nomination, including any anticipated benefit to the stockholder there from; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated there under. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. At the request of the Board of Directors (or any duly authorized committee thereof), any person nominated by the Board of Directors (or any duly authorized committee thereof) for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

ARTICLE IV
MEETINGS OF THE BOARD

1. Each newly elected Board of Directors shall hold its first and annual meeting immediately following the annual meeting of the stockholders at a place designated by the Board, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole Board shall be present.

2. Meetings of the Board of Directors other than the annual meeting, may be called at any time by the Board Chair, Chief Executive Officer, President or Secretary, or in their absence by the Executive Vice President, or by any Vice President or on the written request of any three directors; on one day’s notice to each director, either personally or by mail or by telegram. Unless otherwise fixed by the Board, such meetings shall be held at the office of the Company in Edina, Minnesota.

3. At all meetings of the Board a majority of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

4. Unless otherwise restricted by the certificate of incorporation or these bylaws, any actions required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

5. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE V
INDEMNIFICATION

Section 1. Right to Indemnification.

Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Similar indemnification may be provided by the Company to an employee or agent of the Company who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Company or is or was serving at the request of the Company or for its benefit as a director, officer, employee, or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

Section 2. Other Indemnification.

The rights of indemnification conferred by the Article shall not be exclusive of, but shall be in addition to, any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions or law or otherwise, as well as their rights under this Article.

Section 3. Indemnification Agreement.

The Company shall have the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors or officers of the Company in connection with their service to, or status with, the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company.

ARTICLE VI
OFFICERS

1. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the corporate officers of the Company.

2. The corporate officers of the Company shall be a Chief Executive Officer, a President, as many Vice Presidents (some of whom may be designated Senior Vice Presidents) as may be deemed necessary, such Assistant Vice Presidents as may be deemed necessary, a Secretary and such Assistant Secretaries as may be deemed necessary, a Treasurer and such Assistant Treasurers as may be deemed necessary, and a Controller and such Assistant Controllers as may be deemed necessary.

3. The Board of Directors may elect such other corporate officers and agents as it shall deem necessary, including a Chief Operating Officer, one or more Executive Vice Presidents, and one or more operating officers (who may be designated Vice Presidents, but who shall not be corporate officers). Such other corporate and operating officers and agents shall hold their offices for such terms, shall exercise such powers and perform such duties as shall be determined from time to time by the Board; provided, however, that operating officers shall exercise only such powers and perform only such duties as may be determined by the Board and shall not have authority to exercise the powers or discharge the duties of any corporate officer. Unless expressly stated to the contrary, any reference in these Bylaws to officers, by title or otherwise, other than in this Paragraph 3 of Article VI, shall be deemed to mean corporate officers.

4. The Chief Executive Officer must be a director but no other officer need be a director. Any two offices may be held by the same person.

5. If the President is also the Chief Executive Officer of the Company, he shall have general and active management of the business of the Company, shall see that all orders and resolutions of the Board are carried into effect and shall perform such other duties as the Board shall prescribe. He shall possess power to sign all certificates, contracts and other instruments of the Company. If the offices of President and Chief Executive Officer are not held by the same person, then the Chief Executive Officer shall have the foregoing responsibilities, duties and powers; and the President shall report to the Chief Executive Officer and shall exercise such powers and shall perform such duties as shall be determined from time to time by the Board.

6. During the absence of the Chief Executive Officer, the President (if a different person), and during the absence or disability of both of them, the Executive Vice Presidents in the order in which they have been nominated, shall exercise all the functions of the Chief Executive Officer. Each Executive Vice President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

7. The Vice Presidents and Assistant Vice Presidents shall perform such duties as are prescribed and allotted to them by the Board of Directors, the Chief Executive Officer or the President.

8. The Secretary shall issue notices of all meetings, shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall keep their minutes, shall have charge of the seal and the corporate books, shall sign with the Chief Executive Officer, President, Executive Vice Presidents or Vice Presidents, stock certificates and such other instruments as require such signature, and shall make such reports and perform such other duties as are incident to the office or are properly required of him by the Board of Directors.

9. The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

10. The Treasurer shall have the custody of all monies and securities of the Company. He shall sign or countersign such instruments as require his signature, and shall perform all duties incident to his office, or that are properly required of him by the Board. He shall render to the Chief Executive Officer and Board of Directors, whenever required, a report of his transactions as Treasurer and of the financial condition of the Company.

11. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

12. The Controller shall keep regular books of accounts and balance the same periodically. He shall keep full and accurate accounts of receipts and disbursements of the Company. He shall deposit all monies, and other valuable effects of the Company, in such depositories as may be designated. He shall disburse the funds of the Company as properly authorized on adequate supporting documents and shall render to the Chief Executive Officer and Board of Directors, whenever required, an accounting of all of his transactions as Controller and the financial condition of the Company.

13. The Assistant Controller shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

ARTICLE VII
DIVIDENDS

1. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
FIXING RECORD DATE

1. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE IX
REGISTERED STOCKHOLDERS

1. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE X
NOTICE

1. Whenever under the provision of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder or director at such address as appears on the books of the Company, or, in default of other address, to such director or stockholder at the general post office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to directors may also be given by telephone or telegram.

2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI
SEAL

1. The corporate seal of the Company shall be of such design as may be decided upon by the officers of the Company.

ARTICLE XII
AMENDMENTS

1. These bylaws may be amended, repealed or altered in whole or in part by the Board of Directors at any regular meeting or at any special meeting of the Board of Directors where such action has been announced in the call and notice of meeting.

ARTICLE XIII
CONSTRUCTION

1. Masculine pronouns shall be construed as feminine or neuter pronouns and singular pronouns and verbs shall be construed as plural in any place or places herein in which the context may require such construction.